CREDO TECHNOLOGY GROUP HOLDING LTD. EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated effective July 1, 2022)
Section 1. Purpose. This Credo Technology Group Holding Ltd. Employee Stock Purchase Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.
Section 2.    Definitions.
(a)“Automatic Reset” has the meaning provided in Section 5(b).
(b)“Board” means the Board of Directors of the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(d)“Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(e)“Company” means Credo Technology Group Holding Ltd., an exempt company with limited liability organized in the Cayman Islands, including any successor thereto.
(f)“Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, parental leave pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.
(g)“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(h)“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased Shares under the Plan.

(i)“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
(j)“Eligible Employee” means an Employee who (i) has been, or will have been, employed by the Company or a Participating Subsidiary for at least six (6) months during any Purchase Period, and (ii) is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year; provided that Employees who are members of the board, shall not constitute “Eligible Employees.” Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering (i) any other Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) or any sub-set of such “highly compensated employees” and (ii) any Employees located outside of the United States to the extent permitted under Section 423 of the Code.
(k)“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
(l)“ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions at the end of a Purchase Period are held on behalf of a Participant.

(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(n)“Fair Market Value” means, as of any date, the closing price of a Share on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee and such determination shall be conclusive and binding on all persons.

(o)“Initial Offering Period” means the period beginning on the Registration Date and ending on December 31, 2023.

(p)“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

(q)“Offering or Offering Period” means, the Initial Offering Period, and thereafter each twenty-four (24) month period commencing on each July 1 and January 1 of each year; provided that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.
(r)“Participant” means an Eligible Employee who is actively participating in the Plan.

(s)“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.
(t)“Plan” means this Credo Technology Group Holding Ltd Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(u)“Purchase Date” means the last Trading Day of each Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 18(i), the Committee, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Purchase Date that otherwise would have occurred on the last Trading Day of such Purchase Period.
(v)“Purchase Period” means the periods during an Offering Period during which Shares may be purchased on a Participant’s behalf in accordance with the terms of the Plan.

(w)“Purchase Price” means an amount equal to eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Offering Date or the Purchase Date, whichever is less; provided that the Purchase Price per Share will in no event be less than the par value of the Shares.
(x)“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the U.S. Securities and Exchange Commission.

(y)“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act shall include any successor provision thereto.

(z)“Share” means an Ordinary share of the Company, $0.00005 par value.

(aa) “Subsidiary” means any corporation, domestic or foreign, of which not less than fifty percent (50%) of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
(bb) “Trading Day” means any day on which the national stock exchange upon which the Shares are listed is open for trading or, if the Shares are not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

Section 3.    Administration.

(a)Administration of Plan. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.
(b)Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to (i) one or more officers of the Company some or all of its authority under the Plan and (ii) one or more committees of the Board some or all of its authority under the Plan.
Section 4. Eligibility. In order to participate in an Offering, an Eligible Employee must deliver a completed Enrollment Form to the Company at least five (5) business days prior to the start of a Purchase Period (unless a different time is set by the Company for all Eligible Employees with respect to such Offering) and must elect his or her payroll deduction rate as described in Section 6. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 based on the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

Section 5.    Offering Periods.

(a)Offering Periods. The Plan shall be implemented by a series of consecutive, overlapping Offering Periods with a new Offering Period commencing on each Offering Date. The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.
(b)Automatic Transfer to Low Price Offering Period. To the extent permitted by applicable law, if the Fair Market Value on any Purchase Date in an Offering Period is lower than the Fair Market Value on the Offering Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option to purchase Shares on such Purchase Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof (any such withdrawal and re-enrollment, “Automatic Reset”).
Section 6.    Participation.

(a)Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, which may be electronic, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least one percent (1%), but not more than fifteen percent (15%) of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Even if an Eligible Employee has submitted an Enrollment Form, deductions shall not be taken from such employee's Compensation until the first pay day after such employee has been employed by the Company for six months. Payroll deductions shall commence as soon as practicable following the Offering Date and end on the latest practicable payroll date on or before the last Purchase Date of such Offering Period to which such authorization is applicable. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.
(b)Election Changes. During an Offering Period, a Participant may decrease his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the applicable Purchase Date for the change to be effective for such Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Purchase Periods or Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next applicable Purchase Period or Offering Period.

(c)Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Purchase Periods and Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6(b), (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan. Unless a Participant submits a new Enrollment Form in accordance with Section 6(b), or an Automatic Reset occurs in accordance with Section 5(b), a Participant shall remain in the first Offering Period that commences after the Participant submits an Enrollment Form until that Offering Period ends, and for the avoidance of doubt, unless an Automatic Reset occurs, the Participant shall not be enrolled in any overlapping Offering Periods that commence during such first Offering Period, and once such Offering Period ends, the Participant shall be automatically enrolled in the subsequent Offering Period.
(d)Foreign Employees. In order to facilitate participation in the Plan, the Committee may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Participating Subsidiary outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
Section 7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on each Purchase Date during such Offering Period, a number of Shares determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price.

Section 8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase Shares will be exercised automatically on each Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole Shares that can be purchased with the amounts in the Participant’s notional account. No fractional Shares may be purchased, but contributions unused in a given Purchase Period due to being less than the cost of a Share will be carried forward to the next Purchase Period, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.
Section 9. Transfer of Shares; Holding Period. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her option. The Committee may permit or require that the Shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker. The Committee may determine, prior to an Offering, that Shares purchased upon exercise of an option pursuant to the Plan are subject to a holding period following each Purchase Date before sale of such Shares shall be permitted. All certificated Shares issued pursuant to a purchase under the Plan shall bear a legend stating the applicable holding period. Participants will not have any voting, dividend or other rights of a shareholder with respect to the Shares subject to any option granted hereunder until such Shares have been delivered pursuant to this Section 9.
Section 10.    Withdrawal.

(a)Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen days before a Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase Shares) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6(a) of the Plan.
(b)Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
Section 11. Termination of Employment; Change in Employment Status. Notwithstanding Section 10, upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least ten (10) days before a Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account during such Offering Period (that have not been used to purchase Shares) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts by will or the laws of descent and distribution, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within ten days before a Purchase Date, the accumulated payroll deductions shall be used to purchase Shares on the Purchase Date, and the Participant will thereafter be deemed to have withdrawn from the Plan.
Section 12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

Section 13.    Shares Reserved for Plan.

(a)Number of Shares. A total of 3,800,508 Shares (subject to adjustment in accordance with Section 17) have been reserved as authorized for the grant of options under the Plan. The Shares may be newly issued Shares, treasury Shares or Shares acquired on the open market. The Committee may elect to increase the total number of Shares available for purchase under the Plan as of the first day of each Company fiscal year commencing with the fiscal year beginning in 2022 in an amount equal to up to one percent (1%) of the Shares issued and outstanding on the last day of the immediately preceding fiscal year; provided that the maximum number of Shares that may be issued under the Plan in any event shall be 38,005,080 Shares (subject to any adjustment in accordance with Section 17).
(b)Over-subscribed Offerings. The number of Shares which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase Shares which, if added together with the total number of Shares purchased by all other Participants in such Offering would exceed the total number of Shares remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable, and may determine in its sole discretion whether to continue or terminate any or all Offering Periods then in effect.
Section 14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Shares hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.
Section 15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.
Section 16. Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any Shares purchased with accumulated funds, the number of Shares purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

Section 17. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the Company’s structure affecting the Shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of Shares and class of Shares that may be delivered under the Plan, the Purchase Price per Share and the number of Shares covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.
(b)Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
(c)Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10. Notwithstanding the foregoing, in the event of a Corporate Transaction, the Committee may also elect to terminate all outstanding Offering Periods in accordance with Section 18(i).
Section 18.    General Provisions.
(a)Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

(b)No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

(c)Rights as Shareholder. A Participant will become a shareholder with respect to the Shares that are purchased pursuant to options granted under the Plan when the Shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to Shares for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

(d)Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

(e)Entire Plan. The Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(f)Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the Shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed.
(g)Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of Shares acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two (2) years after the Offering Date or within one (1) year after the Purchase Date. Notwithstanding the foregoing, Participants shall not transfer Shares acquired pursuant to the exercise of an option acquired under the Plan to a broker other than the Designated Broker within two (2) years after the Offering Date or within one (1) year after the Purchase Date.
(h)Effective Date; Term of Plan. The date on which the Plan originally became effective was January 26, 2022 following the Board’s adoption of the Plan on December 16, 2021 and approval by the Company’s stockholders on December 23, 2021. The Plan is hereby amended and restated effective as of July 1, 2022. Unless terminated earlier pursuant to Section 18(i), the Plan shall expire on January 26, 2032.

(i)Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once Shares have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 17). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase Shares will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.
(j)Applicable Law. The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

(k)Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.
(l)Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

(m)Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
(n)Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.